UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): November 1, 2011

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Carlos Fernandez G. resigned from the Board of Directors class of 2013 of Emerson Electric Co. (the “Company”) effective November 1, 2011. On the same date, immediately following the resignation, Mr. Fernandez was elected by the Board as a Director in the class of 2012.

The reason for the change is to keep the number of Directors in each class as nearly equal as possible, as required by Missouri law, following the Annual Meeting of Stockholders to be held in February 2012.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2011, the Board of Directors adopted amendments to the Company’s Bylaws, effective on that date. The amended Bylaws, and a copy of the amended Bylaw provision marked to show changes from the prior Bylaw provision dated November 2, 2010, are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Article III, Section 3 of the Bylaws, which provided that no Director is permitted to stand for election or re-election to the Board after reaching the age of 72, has been amended to allow Rozanne L. Ridgway and August A. Busch III to serve as members of the Company’s Board of Directors for additional one-year terms ending at the Company’s Annual Meeting of Stockholders to be held in February 2013.

Item 8.01. Other Events.

During an investor conference call on November 1, 2011, David N. Farr, Emerson’s Chairman and Chief Executive Officer, provided additional information on the impact of the flooding in Thailand on Emerson’s business. Mr. Farr stated that the resulting supply disruption, primarily affecting the Process Management segment, is currently estimated to impact first quarter sales by approximately $300-$400 million, but any impact on the full year is expected to be minimal. Mr. Farr further stated that the Company is aggressively implementing contingency plans and working with suppliers and customers to minimize the impact of this supply disruption, which is expected to persist for three to four months.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

3.1	Bylaws of Emerson Electric Co., as amended through November 1, 2011.

3.2	Article III, Section 3 of the Bylaws of Emerson Electric Co., as amended through November 1, 2011, marked to show changes from prior Bylaw provision as amended through November 2, 2010.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 2, 2011	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

3.1	Bylaws of Emerson Electric Co., as amended through November 1, 2011.

3.2	Article III, Section 3 of the Bylaws of Emerson Electric Co., as amended through November 1, 2011, marked to show changes from prior Bylaw provision as amended through November 2, 2010.